Exhibit 10.1
LOAN AND SECURITY AGREEMENT
     This LOAN AND SECURITY AGREEMENT (this “Agreement”) dated as of the Effective Date is between SILICON VALLEY BANK, a California corporation (“Bank”), with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 (FAX (408) 654-1099), SOURCE PHOTONICS, INC., a Delaware corporation, FIBERXON, INC., a Delaware corporation and LUMINENTOIC, INC., a Delaware corporation, each with its principal place of business at 20550 Nordhoff Street, Chatsworth, CA 91311 (FAX 818-349-9258) (each a “Borrower” and collectively “Borrowers”), and provides the terms on which Bank shall lend to Borrowers, and Borrowers shall repay Bank. The parties agree as follows:
     1 ACCOUNTING AND OTHER TERMS
     Accounting terms not defined in this Agreement shall be construed following GAAP. Calculations and determinations must be made following GAAP. The term “financial statements” includes the notes and schedules. The terms “including” and “includes” always mean “including (or includes) without limitation,” in this or any Loan Document. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Section 13. All other terms contained in this Agreement, unless otherwise indicated, shall have the meanings provided by the Code, to the extent such terms are defined therein.
     2 LOAN AND TERMS OF PAYMENT
     2.1 Promise to Pay. Borrowers hereby unconditionally promise to pay Bank the unpaid principal amount of all Advances hereunder with all interest, fees and finance charges due thereon as and when due in accordance with this Agreement.
     2.1.1 Financing of Accounts.
          (a) Availability. Subject to the terms of this Agreement, Borrowers may request that Bank finance specific Eligible Accounts. Bank may, in its good faith business discretion, finance such Eligible Accounts by extending credit to Borrowers in an amount equal to the result of the Advance Rate multiplied by the face amount of the Eligible Account (the “Advance”). Bank may, in its sole reasonable business discretion and with reasonable advance notice to Borrower, change the percentage of the Advance Rate for a particular Eligible Account on a case by case basis. When Bank makes an Advance, the Eligible Account becomes a “Financed Receivable.”
          (b) Maximum Advances. The aggregate face amount of all Financed Receivables outstanding at any time may not exceed the Facility Amount.
          (c) Borrowing Procedure. Borrowers will deliver an Invoice Transmittal for each Eligible Account it offers. Bank may rely on information set forth in or provided with the Invoice Transmittal.
          (d) Credit Quality; Confirmations. Bank may, at its option, conduct a credit check of the Account Debtor for each Account requested by Borrowers for financing hereunder in order to approve any such Account Debtor’s credit before agreeing to finance such Account. Bank may also verify directly with the respective Account Debtors the validity, amount and other matters relating to the Accounts (including confirmations of Borrowers’ representations in Section 5.3) by means of mail, telephone or otherwise, either in the name of Borrowers or Bank from time to time in its sole discretion.
          (e) Accounts Notification/Collection. Bank may notify any Person owing Borrowers money of Bank’s security interest in the funds and verify and/or collect the amount of the Account in accordance with the terms of this Agreement.

          (f) Maturity. This Agreement shall terminate and all Obligations outstanding hereunder shall be immediately due and payable on the Maturity Date.
          (g) Suspension of Advances. Borrowers’ ability to request that Bank finance Eligible Accounts hereunder will terminate if, in Bank’s sole reasonable discretion, there has been a material adverse change in the general affairs, management, results of operation, condition (financial or otherwise) or the prospect of repayment of the Obligations, or there has been any material adverse deviation by a Borrower from the most recent business plan of such Borrower presented to and accepted by Bank prior to the execution of this Agreement.
     2.2 Collections, Finance Charges, Remittances and Fees. The Obligations shall be subject to the following fees and Finance Charges. Unpaid fees and Finance Charges may, in Bank’s discretion, accrue interest and fees as described in Section 9.2 hereof.
     2.2.1 Collections. Collections will be credited to the Financed Receivable Balance for such Financed Receivable, but if there is an Event of Default, Bank may apply Collections to the Obligations in any order it chooses. If Bank receives a payment for both a Financed Receivable and a non-Financed Receivable, the funds will first be applied to the Financed Receivable and, if there is no Event of Default then existing, the excess will be remitted to Borrowers, subject to Section 2.2.7.
     2.2.2 Facility Fee. A fully earned, non-refundable facility fee of Fifty Thousand Dollars ($50,000) is due upon execution of this Agreement (the “Facility Fee”).
     2.2.3 Finance Charges. In computing Finance Charges on the Obligations under this Agreement, all Collections received by Bank shall be deemed applied by Bank on account of the Obligations two (2) Business Days after receipt of the Collections. Borrowers will pay a finance charge (the “Finance Charge”) on the Financed Receivable Balance which is equal to the Applicable Rate divided by 360 multiplied by the number of days each such Financed Receivable is outstanding multiplied by the outstanding Financed Receivable Balance. The Finance Charge is payable when the Advance made based on such Financed Receivable is payable in accordance with Section 2.3 hereof. After an Event of Default, the Applicable Rate will increase an additional five percent (5.0%) per annum effective immediately upon the occurrence of such Event of Default.
     2.2.4 Administrative Fee. If at the end of any Reconciliation Period, Borrowers’ Quick Ratio is less than 1.25 to 1.00, Borrowers shall pay to Bank an administrative fee equal to one quarter of one percent (0.25%) of the face amount of each Financed Receivable financed during the subsequent Reconciliation Period (the “Administrative Fee”). The Administrative Fee is payable when the Advance made based on such Financed Receivable is payable in accordance with Section 2.3 hereof. After an Event of Default, the Administrative Fee will increase an additional 0.50% effective immediately upon the occurrence of such Event of Default.
     2.2.5 Accounting. After each Reconciliation Period, Bank will provide an accounting of the transactions for that Reconciliation Period, including the amount of all Financed Receivables, all Collections, Adjustments, Finance Charges, Administrative Fee and the Facility Fee. If Borrowers do not object to the accounting in writing within thirty (30) days it shall be considered accurate. All Finance Charges and other interest and fees are calculated on the basis of a 360 day year and actual days elapsed.
     2.2.6 Deductions. Bank may deduct fees, Finance Charges, Advances which become due pursuant to Section 2.3, and other amounts due pursuant to this Agreement from any Advances made or Collections received by Bank.
     2.2.7 Lockbox; Account Collection Services.
          (a) As and when directed by Bank from time to time, at Bank’s option and at the sole and exclusive discretion of Bank (regardless of whether an Event of Default has occurred), Borrowers shall direct each Account Debtor (and each depository institution where proceeds of Accounts are on deposit) to remit payments with respect to the Accounts to a lockbox account established with Bank or to wire transfer payments to a cash collateral account that Bank controls (collectively, the “Lockbox”). It will be considered an immediate Event of Default if the Lockbox is not set-up and operational on the Effective Date.
          (b) Until such Lockbox is established, the proceeds of the Accounts shall be paid by the Account Debtors to an address consented to by Bank. Upon receipt by Borrowers of such proceeds, Borrowers shall immediately transfer and deliver same to Bank, along with a detailed cash receipts journal. Provided no Event of Default exists or an event that with notice or lapse of time will be an Event of Default, within two (2) days of receipt of such amounts by Bank, Bank will turn over to Borrowers the proceeds of the Accounts other than Collections with respect to Financed Receivables and the amount of Collections in excess of the amounts for which Bank has made an Advance to Borrowers, less any amounts due to Bank, such as the Finance Charge, the Facility Fee, payments due to Bank, other fees and expenses, or otherwise; provided, however, Bank may hold such excess amount with respect to Financed Receivables as a reserve until the end of the applicable Reconciliation Period if Bank, in its reasonable discretion, determines that other Financed Receivable(s) may no longer qualify as an Eligible Account at any time prior to the end of the subject Reconciliation Period. This Section does not impose any affirmative duty on Bank to perform any act other than as specifically set forth herein. All Accounts and the proceeds thereof are Collateral and if an Event of Default occurs, Bank may apply the proceeds of such Accounts to the Obligations.
     2.2.8 Bank Expenses. Borrowers shall pay all Bank Expenses (including reasonable attorneys’ fees and expenses, plus expenses, for documentation and negotiation of this Agreement) incurred through and after the Effective Date, when due.
     2.2.9 Good Faith Deposit. Borrowers have paid to Bank a deposit of $15,000 (the “Good Faith Deposit”) to initiate Bank’s due diligence review process. Any portion of the Good Faith Deposit not utilized to pay Bank Expenses will be applied to the Facility Fee.
     2.3 Repayment of Obligations; Adjustments.
     2.3.1 Repayment. Borrowers will repay each Advance on the earliest of: (a) the date on which payment is received of the Financed Receivable with respect to which the Advance was made, (b) the date on which the Financed Receivable is no longer an Eligible Account, (c) the date on which any Adjustment is asserted to the Financed Receivable (but only to the extent of the Adjustment if the Financed Receivable remains otherwise an Eligible Account), (d) the date on which there is a breach of any warranty or representation set forth in Section 5.3, or a breach of any covenant in this Agreement or (e) the Maturity Date (including any early termination). Each payment will also include all accrued Finance Charges and Administrative Fees with respect to such Advance and all other amounts then due and payable hereunder.
     2.3.2 Repayment on Event of Default. When there is an Event of Default, Borrowers will, if Bank demands (or, upon the occurrence of an Event of Default under Section 8.5, immediately without notice or demand from Bank) repay all of the Advances. The demand may, at Bank’s option, include the Advance for each Financed Receivable then outstanding and all accrued Finance Charges, Administrative Fee, attorneys’ and professional fees, court costs and expenses, and any other reasonable Obligations.
     2.3.3 Debit of Accounts. Bank may debit any of Borrowers’ deposit accounts for payments or any amounts Borrowers owe Bank hereunder. Bank shall promptly notify Borrowers when it debits Borrowers’ accounts. These debits shall not constitute a remedial set-off.
     2.3.4 Material Adjustments. If, at any time during the term of this Agreement, any Account Debtor asserts a material Adjustment, a Borrower issues a credit memorandum, or any of the representations and warranties in Section 5.3 or covenants in this Agreement are no longer true in all material respects, Borrowers will promptly advise Bank.
     2.4 Power of Attorney. Each Borrower irrevocably appoints Bank and its successors and assigns as attorney-in-fact and authorizes Bank, to: (a) following the occurrence of an Event of Default, (i) sell, assign, transfer, pledge, compromise, or discharge all or any part of the Financed Receivables; (ii) demand, collect, sue, and give releases to any Account Debtor for monies due and compromise, prosecute, or defend any action, claim, case or proceeding about the Financed Receivables, including filing a claim or voting a claim in any bankruptcy case in Bank’s or a Borrower’s name, as Bank chooses; and (iii) prepare, file and sign a Borrower’s name on any notice, claim, assignment, demand, draft, or notice of or satisfaction of lien or mechanics’ lien or similar document; and (b) regardless of whether there has been an Event of Default, (i) notify all Account Debtors to pay Bank directly; (ii) receive, open, and dispose of mail addressed to a Borrower; (iii) endorse a Borrower’s name on checks or other instruments (to the extent necessary to pay amounts owed pursuant to this Agreement); and (iv) execute on a Borrower’s behalf any instruments, documents, financing statements to perfect Bank’s interests in the Financed Receivables and Collateral and do all acts and things necessary or expedient, as determined solely and exclusively by Bank, to protect or preserve, Bank’s rights and remedies under this Agreement, as directed by Bank.
     3 CONDITIONS OF LOANS
     3.1 Conditions Precedent to Initial Advance. Bank’s agreement to make the initial Advance is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, such documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate, including, without limitation:
          (a) certificates of the Secretaries of Borrowers with respect to articles, certificate of formation, operating agreement, bylaws, incumbency and resolutions authorizing the execution and delivery of this Agreement;
          (b) Perfection Certificates by Borrowers;
          (c) Account Control Agreements/ Investment Account Control Agreements for any domestic accounts maintained outside Bank;
          (d) evidence satisfactory to Bank that the insurance policies required by Section 6.4 hereof are in full force and effect, together with appropriate evidence showing lender loss payable and/or additional insured clauses or endorsements in favor of Bank;
          (e) payment of the fees and Bank Expenses then due and payable;
          (f) the certificate(s) for the Shares of any foreign Subsidiary, together with Assignment(s) Separate from Certificate, duly executed by in blank;
          (g) Certificates of Foreign Qualification (if applicable);
          (h) Certificates of Good Standing/Legal Existence; and
          (i) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.
     3.2 Conditions Precedent to all Advances. Bank’s agreement to make each Advance, including the initial Advance, is subject to the following:
          (a) receipt of the Invoice Transmittal;
          (b) Bank shall have (at its option) conducted the confirmations and verifications as described in Section 2.1.1 (d); and
          (c) each of the representations and warranties in Section 5 shall be true on the date of the Invoice Transmittal and on the effective date of each Advance and no Event of Default shall have occurred and be continuing, or result from the Advance. Each Advance is Borrowers’ representation and warranty on that date that the representations and warranties in Section 5 remain true.
     4 CREATION OF SECURITY INTEREST
     4.1 Grant of Security Interest. Each Borrower hereby grants Bank, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Bank, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof. Each Borrower represents, warrants, and covenants that the security interest granted herein shall be a first priority security interest in the Collateral. If a Borrower shall at any time, acquire a commercial tort claim, such Borrower shall promptly notify Bank in a writing signed by such Borrower of the general details thereof and grant to Bank in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to Bank.
     If this Agreement is terminated, Bank’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are repaid in full in cash. Upon payment in full in cash of the Obligations and at such time as Bank’s obligation to make Advances has terminated, Bank shall, at Borrowers’ sole cost and expense, release its Liens in the Collateral and all rights therein shall revert to Borrowers.
     4.2 Authorization to File Financing Statements. Each Borrower hereby authorizes Bank to file financing statements with all appropriate jurisdictions to perfect or protect Bank’s interest or rights hereunder, including a notice that any disposition of the Collateral, by either Borrowers or any other Person, shall be deemed to violate the rights of Bank under the Code. Any such financing statements may indicate the Collateral as “all assets of the Debtor” or words of similar effect, or as being of an equal or lesser scope, or with greater detail, all in Bank’s discretion.
     4.3 Pledge of Collateral. Each Borrower hereby pledges, assigns and grants to Bank a security interest in all the Shares, together with all proceeds and substitutions thereof, all cash, stock and other moneys and property paid thereon, all rights to subscribe for securities declared or granted in connection therewith, and all other cash and noncash proceeds of the foregoing, as security for the performance of the Obligations. On the Effective Date, if such Shares are certificated, the certificate or certificates for the Shares of any foreign Subsidiary will be delivered to Bank, accompanied by an instrument of assignment duly executed in blank by the appropriate Borrower. To the extent required by the terms and conditions governing the Shares, the relevant Borrower shall cause the books of each entity whose Shares are part of the Collateral and any transfer agent to reflect the pledge of the Shares. Upon the occurrence of an Event of Default hereunder, Bank may effect the transfer of any securities included in the Collateral (including but not limited to the Shares) into the name of Bank and cause new certificates representing such securities to be issued in the name of Bank or its transferee. Each Borrower will execute and deliver such documents, and take or cause to be taken such actions, as Bank may reasonably request to perfect or continue the perfection of Bank’s security interest in the Shares. Unless an Event of Default shall have occurred and be continuing, each Borrower shall be entitled to exercise any voting rights with respect to the relevant Shares and to give consents, waivers and ratifications in respect thereof, provided that no vote shall be cast or consent, waiver or ratification given or action taken which would be inconsistent with any of the terms of this Agreement or which would constitute or create any violation of any of such terms. All such rights to vote and give consents, waivers and ratifications shall terminate upon the occurrence and continuance of an Event of Default.
     5 REPRESENTATIONS AND WARRANTIES
     Each Borrower represents and warrants as follows:
     5.1 Due Organization and Authorization. Borrowers and each of their Subsidiaries are duly existing and in good standing in their respective jurisdictions of formation and are qualified and licensed to do business and are in good standing in any jurisdiction in which the conduct of their respective business or ownership of property requires that they be qualified except where the failure to do so could not reasonably be expected to have a material adverse effect on Borrowers’ businesses. In connection with this Agreement, Borrowers have delivered to Bank completed certificates each signed by the appropriate Borrower, entitled “Perfection Certificate.” Each Borrower represents and warrants to Bank that (a) such Borrower’s exact legal name is that indicated on the

Perfection Certificate and on the signature page hereof; (b) such Borrower is an organization of the type and is organized in the jurisdiction set forth in the Perfection Certificate; (c) the Perfection Certificate accurately sets forth such Borrower’s organizational identification number or accurately states that such Borrower has none; (d) the Perfection Certificate accurately sets forth such Borrower’s place of business, or, if more than one, its chief executive office as well as such Borrower’s mailing address (if different than its chief executive office); (e) such Borrower (and each of its predecessors) has not, in the past five (5) years, changed its jurisdiction of formation, organizational structure or type, or any organizational number assigned by its jurisdiction; and (f) all other information set forth on the Perfection Certificate pertaining to such Borrower and each of its Subsidiaries is accurate and complete (it being understood and agreed that such Borrower may from time to time update certain information in the Perfection Certificate after the Effective Date to the extent permitted by one or more specific provisions in this Agreement). If a Borrower is not now a Registered Organization but later becomes one, Borrowers shall promptly notify Bank of such occurrence and provide Bank with such Borrower’s organizational identification number.
     The execution, delivery and performance by Borrowers of the Loan Documents to which they are a party have been duly authorized, and do not (i) conflict with any of a Borrower’s organizational documents, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which a Borrower or any its Subsidiaries or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect or (v) constitute an event of default under any material agreement by which a Borrower is bound. No Borrower is in default under any agreement to which it is a party or by which it is bound in which the default could reasonably be expected to have a material adverse effect on such Borrower’s business.
     5.2 Collateral. Borrowers have good title, have rights in, and the power to transfer each item of the Collateral upon which they purport to grant a Lien hereunder, free and clear of any and all Liens except Permitted Liens. No Borrower has deposit accounts other than the deposit accounts with Bank, the deposit accounts, if any, described in the Perfection Certificate delivered to Bank in connection herewith, or of which such Borrower has given Bank notice and taken such actions as are necessary to give Bank a perfected security interest therein. The Accounts are bona fide, existing obligations of the Account Debtors.
     The Collateral is not in the possession of any third party bailee (such as a warehouse) except as otherwise provided in the Perfection Certificate. None of the components of the Collateral shall be maintained at locations other than as provided in the Perfection Certificate or as permitted pursuant to Section 7.2. In the event that Borrowers, after the date hereof, intend to store or otherwise deliver any portion of the Collateral to a bailee, then Borrowers will first receive the written consent of Bank and such bailee must execute and deliver a bailee agreement in form and substance satisfactory to Bank in its sole discretion.
     5.3 Financed Receivables. Each Borrower represents and warrants for each Financed Receivable:
          (a) Such Financed Receivable is an Eligible Account;
          (b) Such Borrower is the owner of and has the legal right to sell, transfer, assign and encumber such Financed Receivable;
          (c) The correct amount is on the Invoice Transmittal and is not disputed;
          (d) Payment is not contingent on any obligation or contract and such Borrower has fulfilled all its obligations as of the Invoice Transmittal date;
          (e) Such Financed Receivable is based on an actual sale and delivery of goods and/or services rendered, is due to such Borrower, is not past due or in default, has not been previously sold, assigned, transferred, or pledged and is free of any liens, security interests and encumbrances other than Permitted Liens;

          (f) There are no defenses, offsets, counterclaims or agreements for which the Account Debtor may claim any deduction or discount other than normal warranty rights in the ordinary course of business;
          (g) Such Borrower reasonably believes no Account Debtor is insolvent or subject to any Insolvency Proceedings;
          (h) Such Borrower has not filed or had filed against it Insolvency Proceedings and does not anticipate any filing;
          (i) Bank has the right to endorse and/ or require such Borrower to endorse all payments received on Financed Receivables and all proceeds of Collateral; and
          (j) No representation, warranty or other statement of such Borrower in any certificate or written statement given to Bank contains any untrue statement of a material fact or omits to state a material fact necessary to make the statement contained in the certificates or statement not misleading.
     5.4 Litigation. There are no actions or proceedings pending or, to the knowledge of Borrowers’ Responsible Officers, threatened in writing by or against any Borrower or any Subsidiary in which an adverse decision could reasonably be expected to cause a Material Adverse Change.
     5.5 No Material Deviation in Financial Statements. All consolidated financial statements for Borrowers and any Subsidiaries delivered to Bank fairly present in all material respects Borrowers’ consolidated financial conditions and Borrowers’ consolidated results of operations. There has not been any material deterioration in any Borrower’s consolidated financial condition since the date of the most recent financial statements submitted to Bank.
     5.6 Solvency. The fair salable value of each Borrower’s assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; no Borrower is left with unreasonably small capital after the transactions in this Agreement; and each Borrower is able to pay its debts (including trade debts) as they mature.
     5.7 Regulatory Compliance. No Borrower is an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended. No Borrower is engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). Neither Borrowers nor any of their Subsidiaries is a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company” as each term is defined and used in the Public Utility Holding Company Act of 2005. Each Borrower has complied in all material respects with the Federal Fair Labor Standards Act. No Borrower has violated any laws, ordinances or rules, the violation of which could reasonably be expected to cause a Material Adverse Change. None of Borrowers’ or any Subsidiary’s properties or assets has been used by a Borrower or any Subsidiary or, to the best of Borrowers’ knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Each Borrower and each of its Subsidiaries have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Government Authorities that are necessary to continue their respective businesses as currently conducted.
     5.8 Subsidiaries. No Borrower owns any stock, partnership interest or other equity securities except for Permitted Investments.
     5.9 Tax Returns and Payments; Pension Contributions. Each Borrower and each Subsidiary have timely filed all required tax returns and reports, and each Borrower and each Subsidiary have timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by each Borrower and each Subsidiary. A Borrower may defer payment of any contested taxes, provided that such Borrower (a) in good faith contests its obligation to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted, (b) notifies Bank in writing of the commencement of, and any material development in, the proceedings, (c) posts bonds or takes any other steps required to prevent the governmental authority levying such contested taxes from obtaining a Lien upon any of the Collateral that is other than a “Permitted Lien”. No Borrower is aware of any claims or adjustments proposed for any of such Borrower’s prior tax years which could result in additional taxes becoming due and payable by such Borrower. Each Borrower has paid all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and no Borrower has withdrawn from participation in, and has not permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of such Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.
     5.10 Shares. Borrower has full power and authority to create a first lien on the Shares and no disability or contractual obligation exists that would prohibit Borrower from pledging the Shares pursuant to this Agreement. To Borrower’s knowledge, there are no subscriptions, warrants, rights of first refusal or other restrictions on transfer relative to, or options exercisable with respect to the Shares. The Shares have been and will be duly authorized and validly issued, and are fully paid and non-assessable. To Borrower’s knowledge, the Shares are not the subject of any present or threatened suit, action, arbitration, administrative or other proceeding, and Borrower knows of no reasonable grounds for the institution of any such proceedings.
     5.11 Full Disclosure. No written representation, warranty or other statement of any Borrower in any certificate or written statement given to Bank, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given to Bank, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading (it being recognized by Bank that projections and forecasts provided by Borrowers in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).
     6 AFFIRMATIVE COVENANTS
     Each Borrower shall do all of the following:
     6.1 Government Compliance.
          (a) Maintain its and all its Subsidiaries’ legal existence and good standing in their respective jurisdictions of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on such Borrower’s business or operations. Each Borrower shall comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could have a material adverse effect on such Borrower’s business.
          (b) Obtain all of the Governmental Approvals necessary for the performance by such Borrower of its obligations under the Loan Documents to which it is a party and the grant of a security interest to Bank in all of its property. Each Borrower shall promptly provide copies of any such obtained Governmental Approvals to Bank.
     6.2 Financial Statements, Reports, Certificates.
          (a) Deliver to Bank: (i) as soon as available, but no later than thirty (30) days after the last day of each month through September 2008, a company prepared consolidated and consolidating condensed balance sheet showing current assets, current liabilities, and non-current liabilities for the purpose of calculating the quick ratio (with a footnote that adjustments to certain assets and liabilities have not been updated from the prior quarter-end), and summary income statement reflecting revenues, cost of goods sold, and operating expenses (with a footnote that adjusting entries have not been completed as of the prior quarter-end; (ii) as soon as available, but no later than (a) forty five (45) days after the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008 and (b) thirty (30) days after the last day of each month beginning October 2008, a company prepared consolidated and consolidating financial statements prepared in accordance with GAAP (including P&L, balance sheet and statement of cash flow) covering each Borrower and each of its Subsidiary’s operations during the period certified by a Responsible Officer and in a form acceptable to Bank; (iii) as soon as available, but no later than one hundred eighty (180) days after the last day of each Borrower’s fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Bank; (iii) in the event that a Borrower’s stock becomes publicly held, within five (5) days of filing, copies of all statements, reports and notices made available to a Borrower’s security holders or to any holders of Subordinated Debt and all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission; (iv) a prompt report of any legal actions pending or threatened against any Borrower or any Subsidiary that could result in damages or costs to a Borrower or any Subsidiary of One Hundred Thousand Dollars ($100,000.00) or more; and (v) budgets, sales projections, operating plans or other financial information reasonably requested by Bank, including annual financial projections approved by Borrower’s chief executive officer to be delivered no later than thirty (30) days after the end of Borrower’s fiscal year (with any interim revisions approved by Borrower’s chief executive officer to be delivered to Bank within fifteen (15) days of such approval).
          (b) Within (i) forty five (45) days after the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008 and (ii) thirty (30) days after the last day of each month beginning October 2008, deliver to Bank with the monthly/quarterly financial statements a Compliance Certificate signed by a Responsible Officer in the form of Exhibit B.
          (c) Allow Bank to audit each Borrower’s Collateral, including, but not limited to, such Borrower’s Accounts at Borrowers’ expense, upon reasonable notice to such Borrower; provided, however, prior to the occurrence of an Event of Default, the cost to Borrowers for such audits shall not exceed Seven Hundred Fifty Dollars ($750) per person, per day, plus any out of pocket expenses. Each Borrower hereby acknowledges that the first such audit will be conducted within sixty (60) days after the execution of this Agreement. After the occurrence of an Event of Default, Bank may audit each Borrower’s Collateral, including, but not limited to, each Borrower’s Accounts at Borrowers’ expense (without a cap) and at Bank’s sole and exclusive discretion and without notification and authorization from any Borrower.
          (d) Upon Bank’s reasonable request, provide a written report respecting any Financed Receivable, if payment of any Financed Receivable does not occur by its due date and include the reasons for the delay.
          (e) Provide Bank with, as soon as available, but no later than fifteen (15) days after the last day of each Reconciliation Period, an aged listing of accounts receivable and accounts payable by invoice date, in form acceptable to Bank.
     6.3 Taxes. Each Borrower shall make, and cause each Subsidiary to make, timely payment of all federal, state, and local taxes or assessments (other than taxes and assessments which such Borrower is contesting in good faith, with adequate reserves maintained in accordance with GAAP) and will deliver to Bank, on demand, appropriate certificates attesting to such payments.
     6.4 Insurance. Keep its business and the Collateral insured for risks and in amounts standard for companies in such Borrower’s industry and location, and as Bank may reasonably request. Insurance policies shall be in a form, with companies, and in amounts that are satisfactory to Bank. All property policies shall have a lender’s loss payable endorsement showing Bank as lender loss payee and waive subrogation against Bank, and all liability policies shall show, or have endorsements showing, Bank as an additional insured. All policies (or the loss payable and additional insured endorsements) shall provide that the insurer must give Bank at least twenty (20) days notice before canceling, amending, or declining to renew its policy. At Bank’s request, Borrowers shall deliver certified copies of policies and evidence of all premium payments. If a Borrower fails to obtain insurance as required under this Section 6.4 or to pay any amount or furnish any required proof of payment to third persons and Bank, Bank may make all or part of such payment or obtain such insurance policies required in this Section 6.4, and take any action under the policies Bank deems prudent.

     6.5 Accounts.
          (a) To permit Bank to monitor each Borrower’s financial performance and condition, each Borrower, and all such Borrower’s domestic Subsidiaries, shall maintain such Borrower’s and such Subsidiaries’, primary depository and operating accounts with Bank or with Bank’s Affiliates.
          (b) Each Borrower shall identify to Bank, in writing, any deposit or securities account opened by such Borrower with any institution other than Bank. In addition, for each such account that a Borrower at any time opens or maintains, such Borrower shall, at Bank’s request and option, pursuant to an agreement in form and substance acceptable to Bank, cause the depository bank or securities intermediary to agree that such account is the collateral of Bank pursuant to the terms hereunder. The provisions of the previous sentence shall not apply to deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of a Borrower’s employees.
     6.6 Inventory; Returns. Keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between a Borrower and its Account Debtors shall follow such Borrower’s customary practices as they exist at the Effective Date. Each Borrower must promptly notify Bank of all returns, recoveries, disputes and claims that involve more than One Hundred Thousand Dollars ($100,000) per occurrence.
     6.7 Intentionally Omitted.
     6.8 Protection of Intellectual Property Rights. Each Borrower shall: (a) protect, defend and maintain the validity and enforceability of its intellectual property; (b) promptly advise Bank in writing of material infringements of its intellectual property if determinable; and (c) not allow any intellectual property material to such Borrower’s business to be abandoned, forfeited or dedicated to the public without Bank’s written consent.
     6.9 Litigation Cooperation. From the date hereof and continuing through the termination of this Agreement, make available to Bank, without expense to Bank, each Borrower and its officers, employees and agents and such Borrower’s books and records, to the extent that Bank may deem them reasonably necessary to prosecute or defend any third-party suit or proceeding instituted by or against Bank with respect to any Collateral or relating to such Borrower.
     6.10 Further Assurances. Each Borrower shall execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank’s security interest in the Collateral or to effect the purposes of this Agreement.
     7 NEGATIVE COVENANTS
     No Borrower shall do any of the following without Bank’s prior written consent.
     7.1 Dispositions. Convey, sell, lease, transfer, assign, or otherwise dispose of (collectively a “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (a) of Inventory in the ordinary course of business; (b) of worn-out or obsolete Equipment; (c) in connection with Permitted Liens and Permitted Investments and (d) of non-exclusive licenses for the use of the property of a Borrower or its Subsidiaries in the ordinary course of business.
     7.2 Changes in Business, Ownership, Management or Business Locations. Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrowers or reasonably related thereto, or have a material change in its ownership (other than by the sale of a Borrower’s equity securities in a public offering or to venture capital investors so long as such Borrower identifies to Bank the venture capital investors prior to the closing of the investment), or management. No Borrower shall, without at least thirty (30) days prior written notice to Bank: (a) relocate its chief executive office, or add any new offices or business locations, including warehouses (unless such new offices or business locations contain less than Five Thousand Dollars ($5,000.00) in such Borrower’s assets or property), or (b) change its jurisdiction of organization, or (c)

change its organizational structure or type, or (d) change its legal name, or (e) change any organizational number (if any) assigned by its jurisdiction of organization.
     7.3 Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person. A Subsidiary may merge or consolidate into another Subsidiary or into a Borrower. A Borrower may merge or consolidate into another Borrower.
     7.4 Indebtedness. Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.
     7.5 Encumbrance. Create, incur, or allow any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, or permit any Collateral not to be subject to the first priority security interest granted herein, or enter into any agreement, document, instrument or other arrangement (except with or in favor of Bank) with any Person which directly or indirectly prohibits or has the effect of prohibiting a Borrower or any Subsidiary from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of a Borrower’s or any Subsidiary’s intellectual property, except as is otherwise permitted in Section 7.1 hereof and the definition of “Permitted Lien” herein.
     7.6 Distributions; Investments. (a) Directly or indirectly acquire or own any Person, or make any Investment in any Person, other than Permitted Investments, or permit any of its Subsidiaries to do so; or (b) pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock other than dividends, distributions or other payments to MRV Communications, Inc. of funds raised by a Borrower in connection with its initial public offering.
     7.7 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of a Borrower (including, but not limited to, Intercompany receivables), except for transactions that (i) are in the ordinary course of a Borrower’s business, upon fair and reasonable terms that are no less favorable to such Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person and (ii) do not exceed Nine Million Two Hundred Thousand Dollars ($9,200,000) in value in the aggregate.
     7.8 Subordinated Debt. (a) Make or permit any payment on any Subordinated Debt, except under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject, or (b) amend any provision in any document relating to the Subordinated Debt which would increase the amount thereof or adversely affect the subordination thereof to Obligations owed to Bank.
     7.9 Compliance. Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Advance for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, each as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on a Borrower’s business, or permit any of its Subsidiaries to do so; withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of a Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency, all to the extent applicable to Borrowers.
     8 EVENTS OF DEFAULT
     Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:
     8.1 Payment Default. Borrowers fail to pay any of the Obligations when due;

     8.2 Covenant Default. Borrowers fail or neglect to perform any obligation in Section 6 or violate any covenant in Section 7 or fail or neglect to perform, keep, or observe any other material term, provision, condition, covenant or agreement contained in this Agreement, any Loan Documents and as to any default under such other term, provision, condition, covenant or agreement that can be cured, have failed to cure the default within ten (10) days after the occurrence thereof; provided, however, grace and cure periods provided under this section shall not apply to financial covenants or any other covenants that are required to be satisfied, completed or tested by a date certain;
     8.3 Material Adverse Change. A Material Adverse Change occurs;
     8.4 Attachment; Levy; Restraint on Business. (a) (i) The service of process seeking to attach, by trustee or similar process, any funds of a Borrower or of any entity under control of a Borrower (including a Subsidiary) on deposit with Bank or any Bank Affiliate, or (ii) a notice of lien, levy, or assessment is filed against any of a Borrower’s assets by any government agency, and the same under subclauses (i) and (ii) hereof are not, within ten (10) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); provided, however, no Credit Extensions shall be made during any ten (10) day cure period; and (b) (i) any material portion of a Borrower’s assets is attached, seized, levied on, or comes into possession of a trustee or receiver, or (ii) any court order enjoins, restrains, or prevents a Borrower from conducting any part of its business;
     8.5 Insolvency. (a) A Borrower is unable to pay its debts (including trade debts) as they become due or otherwise becomes insolvent; (b) a Borrower begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against a Borrower and not dismissed or stayed within thirty (30) days (but no Advances shall be made while of any of the conditions described in clause (a) exist and/or until any Insolvency Proceeding is dismissed);
     8.6 Other Agreements. If there is a default in any agreement to which a Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of One Hundred Thousand Dollars ($100,000) or that could result in a Material Adverse Change;
     8.7 Judgments. One or more judgments, orders, or decrees for the payment of money in an amount, individually or in the aggregate, of at least One Hundred Thousand Dollars ($100,000) (not covered by independent third-party insurance as to which liability has been accepted by such insurance carrier) shall be rendered against a Borrower and shall remain unsatisfied, unvacated, or unstayed for a period of ten (10) days after the entry thereof (provided that no Advances will be made prior to the satisfaction, vacation, or stay of such judgment, order, or decree);
     8.8 Misrepresentations. A Borrower or any Person acting for a Borrower makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or in writing delivered to Bank or to induce Bank to enter this Agreement or any Loan Document, and such representation, warranty, or other statement is incorrect in any material respect when made;
     8.9 Subordinated Debt. A default or breach occurs under any agreement between a Borrower and any creditor of such Borrower that signed a subordination agreement, intercreditor agreement, or other similar agreement with Bank, or any creditor that has signed such an agreement with Bank breaches any terms of the agreement;
     9 BANK’S RIGHTS AND REMEDIES
     9.1 Rights and Remedies. When an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:
          (a) Declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);

          (b) Stop advancing money or extending credit for Borrowers’ benefit under this Agreement or under any other agreement between Borrowers and Bank;
          (c) Settle or adjust disputes and claims directly with Account Debtors for amounts, on terms and in any order that Bank considers advisable and notify any Person owing a Borrower money of Bank’s security interest in such funds and verify the amount of such account. Borrowers shall collect all payments in trust for Bank and, if requested by Bank, immediately deliver the payments to Bank in the form received from the Account Debtor, with proper endorsements for deposit;
          (d) Make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral. Borrowers shall assemble the Collateral if Bank requests and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Each Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank’s rights or remedies;
          (e) Apply to the Obligations any (i) balances and deposits of Borrowers it holds, or (ii) any amount held by Bank owing to or for the credit or the account of a Borrower;
          (f) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Bank is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, each Borrower’s labels, patents, copyrights, mask works, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank’s exercise of its rights under this Section, each Borrower’s rights under all licenses and all franchise agreements inure to Bank’s benefit;
          (g) Place a “hold” on any account maintained with Bank and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any control agreement or similar agreements providing control of any Collateral;
          (h) Demand and receive possession of a full copy of Borrowers’ Books; and
          (i) Exercise all rights and remedies available to Bank under the Loan Documents or at law or equity, including all remedies provided by the Code (including disposal of the Collateral pursuant to the terms thereof).
     9.2 Protective Payments. If Borrowers fail to obtain insurance called for by Section 6.4 or fail to pay any premium thereon or fail to pay any other amount which Borrowers are obligated to pay under this Agreement or by any other Loan Document, Bank may obtain such insurance or make such payment, and all amounts so paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then highest applicable rate, and secured by the Collateral. Bank will make reasonable effort to provide Borrowers with notice of Bank obtaining such insurance at the time it is obtained or within a reasonable time thereafter. No payments by Bank are deemed an agreement to make similar payments in the future or Bank’s waiver of any Event of Default.
     9.3 Bank’s Liability for Collateral. So long as Bank complies with reasonable banking practices regarding the safekeeping of Collateral in possession or under the control of Bank, Bank shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person. Borrowers bear all risk of loss, damage or destruction of the Collateral.
     9.4 Remedies Cumulative. Bank’s failure, at any time or times, to require strict performance by Borrowers of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Bank thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by Bank and then is only effective for the specific instance and purpose for which it is given. Bank’s rights and remedies under this Agreement and the other Loan Documents are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank’s exercise of one right or remedy is not an election, and Bank’s waiver of any Event of Default is not a continuing waiver. Bank’s delay in exercising any remedy is not a waiver, election, or acquiescence.
     9.5 Demand Waiver. Each Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which a Borrower is liable.
     10 NOTICES.
     All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by facsimile transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number provided at the beginning of this Agreement. Bank or a Borrower may change its address or facsimile number by giving the other party written notice thereof in accordance with the terms of this Section 10.
     11 CHOICE OF LAW, VENUE, JURY TRIAL WAIVER AND JUDICIAL REFERENCE
     California law governs the Loan Documents without regard to principles of conflicts of law. Borrowers and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California; provided, however, that nothing in this Agreement shall be deemed to operate to preclude Bank from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Bank. Each Borrower expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and each Borrower hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Each Borrower hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to such Borrower at the address set forth in Section 10 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of such Borrower’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.
     TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWERS AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.
WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY, if the above waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them arising at any time shall be decided by a reference to a private judge, mutually selected by the parties (or, if they cannot agree, by the Presiding Judge of the Santa Clara County, California Superior Court) appointed in accordance with California Code of Civil Procedure Section 638 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts), sitting without a jury, in Santa Clara County, California; and the parties hereby submit to the jurisdiction of such court. The reference proceedings shall be conducted pursuant to and in accordance with the provisions of California Code of Civil Procedure §§ 638 through 645.1, inclusive. The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers. All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed. If during the course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the Santa Clara County, California Superior Court for such relief. The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings. The parties shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings. The private judge shall oversee discovery and may enforce all discovery rules and order applicable to judicial proceedings in the same manner as a trial court judge. The parties agree that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact or of law, and shall report a statement of decision thereon pursuant to the California Code of Civil Procedure § 644(a). Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral, or obtain provisional remedies. The private judge shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph.
     12 GENERAL PROVISIONS
     12.1 Successors and Assigns. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. No Borrower may assign this Agreement or any rights or obligations under it without Bank’s prior written consent which may be granted or withheld in Bank’s discretion. Bank has the right, without the consent of or notice to any Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights and benefits under this Agreement, the Loan Documents or any related agreement.
     12.2 Indemnification. Each Borrower agrees to indemnify, defend, and hold Bank and its officers, directors, employees, agents, attorneys or any other Person affiliated with or representing Bank (each, an “Indemnified Person”) harmless against: (a) all obligations, demands, claims, and liabilities (collectively, “Claims”) asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses incurred, or paid by such Indemnified Person from, following, or arising from transactions between Bank and Borrowers (including reasonable attorneys’ fees and expenses), except for Claims and/or losses directly caused by such Indemnified Person’s gross negligence or willful misconduct.
     12.3 Time of Essence. Time is of the essence for the performance of all Obligations in this Agreement.
     12.4 Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.
     12.5 Correction of Loan Documents. Bank may correct patent errors and fill in any blanks in this Agreement and the other Loan Documents consistent with the agreement of the parties.
     12.6 Amendments in Writing; Integration. All amendments to this Agreement must be in writing signed by both Bank and Borrowers. This Agreement and the Loan Documents represent the entire agreement about this subject matter, and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.
     12.7 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Agreement.
     12.8 Borrower Liability. Either Borrower may, in accordance with the terms of this Agreement, acting singly, request Advances hereunder. Each Borrower hereby appoints the other as agent for the other for all purposes hereunder, including with respect to requesting Advances hereunder. Each Borrower hereunder shall be obligated to repay all Advances made hereunder, regardless of which Borrower actually receives said Advance, as if each Borrower hereunder directly received all Advances. Notwithstanding any other provision of this Agreement or other related document, each Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating Borrower to the rights of Bank under this Agreement) to seek contribution, indemnification or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by Borrower with respect to the Obligations in connection with this Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by Borrower with respect to the Obligations in connection with this Agreement or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section shall be null and void. If any payment is made to a Borrower in contravention of this Section, such Borrower shall hold such payment in trust for Bank and such payment shall be promptly delivered to Bank for application to the Obligations, whether matured or unmatured.
     Each Borrower waives any suretyship defenses available to it under the Code or any other applicable law. Each Borrower waives any right to require Bank to: (a) proceed against any Borrower or any other person; (b) proceed against or exhaust any security; or (c) pursue any other remedy. Bank may exercise or not exercise any right or remedy it has against any Borrower or any security it holds (including the right to foreclose by judicial or non-judicial sale) without affecting any Borrower’s liability.
     12.9 Survival. All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been satisfied. The obligation of Borrowers in Section 12.2 to indemnify Bank shall survive until the statute of limitations with respect to such claim or cause of action shall have run.
     12.10 Confidentiality. In handling any confidential information, Bank shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (a) to Bank’s Subsidiaries or Affiliates; (b) to prospective transferees or purchasers of any interest in the Credit Extensions (provided, however, Bank shall obtain such prospective transferee’s or purchaser’s agreement in writing to the terms of this Section 12.10); (c) as required by law, regulation, subpoena, or other order, upon reasonable notice to the Borrower; (d) to Bank’s regulators or as otherwise required in connection with Bank’s examination or audit; (e) as commercially reasonable in the exercise of the Bank’s remedies under the Loan Documents; and (f) to third-party service providers of Bank, so long as such service providers have executed a confidentiality agreement with Bank with terms no less restrictive than those contained in this Section 12.10. Confidential information does not include information that either: (i) is in the public domain or in Bank’s possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank; or (ii) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information,
     Bank may use confidential information for any purpose, including, without limitation, for the development of client databases, reporting purposes, and market analysis, so long as Bank does not disclose any Borrower’s identity or the identity of any person associated with a Borrower unless otherwise expressly permitted by this Agreement. Bank shall, and Bank shall use commercially reasonable efforts to insure that others made privy to any Borrower’s confidential information pursuant to this provision shall, abstain from trading in the securities of all of the Borrowers in reliance on any such confidential information until one or more of the Borrowers publicly discloses such confidential information. The provisions of this Section 12.10 shall survive the termination of this Agreement.
     12.11 Attorneys’ Fees, Costs and Expenses. In any action or proceeding between Borrowers and Bank arising out of or relating to the Loan Documents, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and other costs and expenses incurred, in addition to any other relief to which it may be entitled.
     13 DEFINITIONS
     13.1 Definitions. In this Agreement:
     “Account” is any “account” as defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to a Borrower.

     “Account Debtor” is as defined in the Code and shall include, without limitation, any person liable on any Financed Receivable, such as, a guarantor of the Financed Receivable and any issuer of a letter of credit or banker’s acceptance.
     “Adjustments” are all discounts, allowances, returns, disputes, counterclaims, offsets, defenses, rights of recoupment, rights of return, warranty claims, or short payments, asserted by or on behalf of any Account Debtor for any Financed Receivable.
     “Administrative Fee” shall have the meaning as set forth in Section 2.2.4 hereof.
     “Advance” is defined in Section 2.1.1.
     “Advance Rate” eighty percent (80.0%), net of any offsets related to each specific Account Debtor.
     “Affiliate” of any Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.
     “Applicable Interest Rate Percentage” is (i) zero percent (0%) if Borrowers’ Quick Ratio as of the most recently ended Reconciliation Period is greater than 1.00:1.00, (ii) two percent (2.00%) if Borrowers’ Quick Ratio as of the most recently ended Reconciliation Period is less than or equal to 1.00:1.00 but greater than 0.75:1.00 or (iii) four percent (4.00%) if Borrowers’ Quick Ratio as of the most recently ended Reconciliation Period is less than or equal to 0.75:1.00.
     “Applicable Rate” is a per annum rate equal to the Prime Rate plus the Applicable Interest Rate Percentage.
     “Bank Expenses” are all audit fees and expenses, costs, and expenses (including reasonable attorneys’ fees and expenses) for preparing, amending, negotiating, administering, defending and enforcing the Loan Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred with respect to a Borrower.
     “Borrowers’ Books” are all Borrowers’ books and records including ledgers, federal and state tax returns, records regarding Borrowers’ assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.
     “Business Day” is any day that is not a Saturday, Sunday or a day on which Bank is closed.
     “Code” is the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of California; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Bank’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of California, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes on the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.
     “Collateral” is any and all properties, rights and assets of Borrowers described on Exhibit A-1, Exhibit A-2, and Exhibit A-3.
     “Collections” are all funds received by Bank from or on behalf of an Account Debtor for Financed Receivables.

     “Compliance Certificate” is attached as Exhibit B.
     “Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.
     “Current Liabilities” are all obligations and liabilities of a Borrower to Bank, plus, without duplication, the aggregate amount of such Borrower’s Total Liabilities that mature within one (1) year.
     “Deferred Revenue” is all amounts received or invoiced, as appropriate, in advance of performance under contracts and not yet recognized as revenue.
     “Effective Date” is the date Bank executes this Agreement as indicated on the signature page hereof.
     “Eligible Accounts” are billed Accounts in the ordinary course of a Borrower’s business that meet all Borrowers’ representations and warranties in Section 5.3, have been, at the option of Bank, confirmed in accordance with Section 2.1.1(d), and are due and owing from Account Debtors deemed creditworthy by Bank in its sole discretion. Without limiting the fact that the determination of which Accounts are eligible hereunder is a matter of Bank discretion in each instance, Eligible Accounts shall not include the following Accounts (which listing may be amended or changed in Bank’s discretion with notice to Borrowers):
     (a) Accounts that the Account Debtor has not paid within ninety (90) days of invoice date regardless of invoice payment period terms;
     (b) Accounts billed and payable outside of the United States unless the Bank has a first priority, perfected security interest or other enforceable Lien in such Accounts;
     (c) Accounts owing from an Account Debtor to the extent that a Borrower is indebted or obligated in any manner to the Account Debtor (as creditor, lessor, supplier or otherwise - sometimes called “contra” accounts, accounts payable, customer deposits or credit accounts), with the exception of customary credits, adjustments and/or discounts given to an Account Debtor by a Borrower in the ordinary course of its business;
     (d) Accounts for which the Account Debtor is a Borrower’s Affiliate, officer, employee, or agent, except as approved by Bank;
     (e) Accounts owing from an Account Debtor which is a United States government entity or any department, agency, or instrumentality thereof unless a Borrower has assigned its payment rights to Bank and the assignment has been acknowledged under the Federal Assignment of Claims Act of 1940, as amended;
     (f) Accounts for demonstration or promotional equipment, or in which goods are consigned, or sold on a “sale guaranteed”, “sale or return”, “sale on approval”, or other terms if Account Debtor’s payment may be conditional;
     (g) Accounts owing from an Account Debtor that has not been invoiced or where goods or services have not yet been rendered to the Account Debtor (sometimes called memo billings or pre-billings);

     (h) Accounts subject to contractual arrangements between a Borrower and an Account Debtor where payments shall be scheduled or due according to completion or fulfillment requirements where the Account Debtor has a right of offset for damages suffered as a result of a Borrower’s failure to perform in accordance with the contract (sometimes called contracts accounts receivable, progress billings, milestone billings, or fulfillment contracts);
     (i) Accounts owing from an Account Debtor the amount of which may be subject to withholding based on the Account Debtor’s satisfaction of a Borrower’s complete performance (but only to the extent of the amount withheld; sometimes called retainage billings);
     (j) Accounts subject to trust provisions, subrogation rights of a bonding company, or a statutory trust;
     (k) Accounts owing from an Account Debtor that has been invoiced for goods that have not been shipped to the Account Debtor unless Bank, Borrowers, and the Account Debtor have entered into an agreement acceptable to Bank in its sole discretion wherein the Account Debtor acknowledges that (i) it has title to and has ownership of the goods wherever located, (ii) a bona fide sale of the goods has occurred, and (iii) it owes payment for such goods in accordance with invoices from a Borrower (sometimes called “bill and hold” accounts);
     (l) Accounts for which the Account Debtor has not been invoiced;
     (m) Accounts that represent non-trade receivables or that are derived by means other than in the ordinary course of a Borrower’s business;
     (n) Accounts subject to chargebacks or others payment deductions taken by an Account Debtor (but only to the extent the chargeback is determined invalid and subsequently collected by a Borrower);
     (o) Accounts owing from an Account Debtor with respect to which a Borrower has received Deferred Revenue (but only to the extent of such Deferred Revenue);
     (p) Accounts in which the Account Debtor disputes liability or makes any claim (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business; and
     (q) Accounts for which Bank in its reasonable good faith business judgment determines collection to be doubtful.
     “ERISA” is the Employee Retirement Income Security Act of 1974, and its regulations.
     “Events of Default” are set forth in Article 8.
     “Facility Amount” is a gross amount of Eighteen Million Seven Hundred Fifty Thousand Dollars ($18,750,000).
     “Facility Fee” is defined in Section 2.2.2.
     “Finance Charges” is defined in Section 2.2.3.
     “Financed Receivables” are all those Eligible Accounts, including their proceeds which Bank finances and makes an Advance, as set forth in Section 2.1.1. A Financed Receivable stops being a Financed Receivable (but remains Collateral) when the Advance made for the Financed Receivable has been fully paid.
     “Financed Receivable Balance” is the total outstanding gross face amount, at any time, of any Financed Receivable.

     “GAAP” is generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.
     “General Intangibles” is all “general intangibles” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation, all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, any trade secret rights, including any rights to unpatented inventions, payment intangibles, royalties, contract rights, goodwill, franchise agreements, purchase orders, customer lists, route lists, telephone numbers, domain names, claims, income and other tax refunds, security and other deposits, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.
     “Good Faith Deposit” is defined in Section 2.2.9.
     “Governmental Approval” is any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.
     “Governmental Authority” is any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.
     “Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.
     “Indemnified Person” is defined in Section 12.2.
     “Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.
     “Inventory” is all “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of a Borrower’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.
     “Investment” is any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.
     “Invoice Transmittal” shows Eligible Accounts which Bank may finance and, for each such Account, includes the Account Debtor’s, name, address, invoice amount, invoice date and invoice number.
     “Lien” is a claim, mortgage, deed of trust, levy, charge, pledge, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

     “Loan Documents” are, collectively, this Agreement, the Perfection Certificate, any note, or notes or guaranties executed by Borrowers, and any other present or future agreement between Borrowers and/or for the benefit of Bank in connection with this Agreement, all as amended, restated, or otherwise modified.
     “Lockbox” is defined in Section 2.2.7.
     “Material Adverse Change” is: (a) a material impairment in the perfection or priority of Bank’s security interest in the Collateral or in the value of such Collateral; (b) a material adverse change in the business, operations, or condition (financial or otherwise) of a Borrower; or (c) a material impairment of the prospect of repayment of any portion of the Obligations.
     “Maturity Date” is three hundred sixty four (364) days from the date of this Agreement.
     “Obligations” are Borrowers’ obligation to pay when due any debts, principal, interest, Bank Expenses, and other amounts Borrowers owe Bank now or later, whether under this Agreement, the Loan Documents, or otherwise, including, without limitation, any interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrowers assigned to Bank, and the performance of Borrowers’ duties under the Loan Documents.
     “Perfection Certificates” are certain Perfection Certificates completed and delivered by Borrowers to Bank in connection with this Agreement.
     “Permitted Indebtedness” is:
     (a) Borrowers’ indebtedness to Bank under this Agreement or the Loan Documents;
     (b) Subordinated Debt;
     (c) Indebtedness to MRV Communications, Inc. in the principal amount of Five Million Dollars ($5,000,000).
     (d) Indebtedness to trade creditors incurred in the ordinary course of business; and
     (e) Indebtedness secured by Permitted Liens.
     “Permitted Investments” are: (i) marketable direct obligations issued or unconditionally guaranteed by the United States or its agency or any state maturing within 1 year from its acquisition, (ii) commercial paper maturing no more than 1 year after its creation and having the highest rating from either Standard & Poor’s Corporation or Moody’s Investors Service, Inc., (iii) Bank’s certificates of deposit issued maturing no more than 1 year after issue, (iv) any other investments administered through Bank; (v) Investments in Subsidiaries existing on the Effective Date and (vi) Investments in Subsidiaries made after the Effective Date in an amount not to exceed One Hundred Thousand Dollars ($100,000) per calendar year.
     “Permitted Liens” are:
          (a) Liens arising under this Agreement or other Loan Documents;
          (b) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which a Borrower maintains adequate reserves on its Books, if they have no priority over any of Bank’s security interests;
          (c) Purchase money Liens securing no more than One Hundred Thousand Dollars ($100,000) in the aggregate amount outstanding (i) on equipment acquired or held by a Borrower incurred for financing the acquisition of the equipment, or (ii) existing on equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the equipment;

          (d) Leases or subleases and non-exclusive licenses or sublicenses granted in the ordinary course of a Borrower’s business, if the leases, subleases, licenses and sublicenses permit granting Bank a security interest;
          (e) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (d), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase.
     “Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.
     “Prime Rate” is Bank’s most recently announced “prime rate,” even if it is not Bank’s lowest rate.
     “Quick Assets” is, on any date, a Borrower’s unrestricted cash and cash equivalents held at Bank and net Accounts receivable.
     “Quick Ratio” is a ratio of Borrowers’ consolidated Quick Assets to Current Liabilities.
     “Reconciliation Day” is the last calendar day of each month.
     “Reconciliation Period” is each calendar month.
     “Registered Organization” is any “registered organization” as defined in the Code with such additions to such term as may hereafter be made.
     “Requirement of Law” is as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
     “Responsible Officer” is each of the Chief Executive Officer, President, Chief Financial Officer and Controller of each Borrower.
     “Shares” means (i) sixty-five percent (65%) of the issued and outstanding capital stock, membership units or other securities owned or held of record by a Borrower in any Subsidiary of such Borrower which is not an entity organized under the laws of the United States or any territory thereof, and (ii) one hundred percent (100%) of the issued and outstanding capital stock, membership units or other securities owned or held of record by a Borrower in any Subsidiary of such Borrower which is an entity organized under the laws of the United States or any territory thereof.
     “Subordinated Debt” is indebtedness incurred by a Borrower subordinated to all of such Borrower’s now or hereafter indebtedness to Bank (pursuant to a subordination, intercreditor, or other similar agreement in form and substance satisfactory to Bank entered into between Bank and the other creditor), on terms acceptable to Bank.
     “Subsidiary” is, with respect to any Person, any Person of which more than 50.0% of the voting stock or other equity interests (in the case of Persons other than corporations) is owned or controlled directly or indirectly by such Person or one or more of Affiliates of such Person.
     “Total Liabilities” is on any day, obligations that should, under GAAP, be classified as liabilities on a Borrower’s consolidated balance sheet, including all Indebtedness, and current portion of Subordinated Debt permitted by Bank to be paid by such Borrower, but excluding all other Subordinated Debt.

[Signature page follows.]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

SOURCE PHOTONICS, INC.
By	/s/ Brett Chloupek
	Name:	Brett Chloupek
	Title:	CFO

FIBERXON, INC.
By	/s/ Brett Chloupek
	Name:	Brett Chloupek
	Title:	CFO

LUMINENTOIC, INC.
By	/s/ Brett Chloupek
	Name:	Brett Chloupek
	Title:	CFO

BANK: SILICON VALLEY BANK
By	/s/ BEN FARGO
	Name:	BEN FARGO
	Title:	RELATIONSHIP MANAGER
Effective Date: APRIL 7, 2008

EXHIBIT A-1
SOURCE PHOTONICS, INC.
     The Collateral consists of all of Borrower’s right, title and interest in and to the following:
     All goods, equipment, inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, general intangibles (including payment intangibles) accounts (including health-care receivables), documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and any copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, now owned or later acquired; any patents, trademarks, service marks and applications therefor; trade styles, trade names, any trade secret rights, including any rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; or any claims for damages by way of any past, present and future infringement of any of the foregoing; and
     All Borrower’s books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.
     Notwithstanding the foregoing, the Collateral shall not be deemed to include any copyrights (including computer programs, blueprints and drawings), copyright applications, copyright registration and like protection in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; any design rights; any patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, trademarks, servicemarks and applications therefor, whether registered or not, except that the Collateral shall include all accounts, license and royalty fees and other revenues, proceeds, or income arising out of or relating to any of the foregoing.
     Borrower and Bank are parties to that certain negative pledge arrangement whereby Borrower, in connection with Bank’s loan(s) to Borrower, has agreed not to sell, transfer, assign, mortgage, pledge, lease grant a security interest in, or encumber any of its intellectual property without Bank’s prior written consent.

EXHIBIT A-2
FIBERXON, INC.
     The Collateral consists of all of Borrower’s right, title and interest in and to the following:
     All goods, equipment, inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, general intangibles (including payment intangibles) accounts (including health-care receivables), documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and any copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, now owned or later acquired; any patents, trademarks, service marks and applications therefor; trade styles, trade names, any trade secret rights, including any rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; or any claims for damages by way of any past, present and future infringement of any of the foregoing; and
     All Borrower’s books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.
     Notwithstanding the foregoing, the Collateral shall not be deemed to include any copyrights (including computer programs, blueprints and drawings), copyright applications, copyright registration and like protection in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; any design rights; any patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, trademarks, servicemarks and applications therefor, whether registered or not, except that the Collateral shall include all accounts, license and royalty fees and other revenues, proceeds, or income arising out of or relating to any of the foregoing.
     Borrower and Bank are parties to that certain negative pledge arrangement whereby Borrower, in connection with Bank’s loan(s) to Borrower, has agreed not to sell, transfer, assign, mortgage, pledge, lease grant a security interest in, or encumber any of its intellectual property without Bank’s prior written consent.

EXHIBIT A-3
LUMINENTOIC, INC.
     The Collateral consists of all of Borrower’s right, title and interest in and to the following:
     All goods, equipment, inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, general intangibles (including payment intangibles) accounts (including health-care receivables), documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and any copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, now owned or later acquired; any patents, trademarks, service marks and applications therefor; trade styles, trade names, any trade secret rights, including any rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; or any claims for damages by way of any past, present and future infringement of any of the foregoing; and
     All Borrower’s books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.
     Notwithstanding the foregoing, the Collateral shall not be deemed to include any copyrights (including computer programs, blueprints and drawings), copyright applications, copyright registration and like protection in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; any design rights; any patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, trademarks, servicemarks and applications therefor, whether registered or not, except that the Collateral shall include all accounts, license and royalty fees and other revenues, proceeds, or income arising out of or relating to any of the foregoing.
     Borrower and Bank are parties to that certain negative pledge arrangement whereby Borrower, in connection with Bank’s loan(s) to Borrower, has agreed not to sell, transfer, assign, mortgage, pledge, lease grant a security interest in, or encumber any of its intellectual property without Bank’s prior written consent.

EXHIBIT B
SPECIALTY FINANCE DIVISION
Compliance Certificate
     I, an authorized officer of SOURCE PHOTONICS, INC. (“Borrower”), in my capacity as said officer, certify under the Loan and Security Agreement (the “Agreement”) between Borrower, FIBERXON, INC., LUMINENTOIC, INC. and Silicon Valley Bank (“Bank”) as follows, on behalf of all Borrowers (all capitalized terms used herein shall have the meaning set forth in the Agreement):
Each Borrower represents and warrants for each Financed Receivable:
Each Financed Receivable is an Eligible Account.
Borrower is the owner with legal right to sell, transfer, assign and encumber such Financed Receivable;
The correct amount is on the Invoice Transmittal and is not disputed;
Payment is not contingent on any obligation or contract and Borrower has fulfilled all its obligations as of the Invoice Transmittal date;
Each Financed Receivable is based on an actual sale and delivery of goods and/or services rendered, is due to Borrower, is not past due or in default, has not been previously sold, assigned, transferred, or pledged and is free of any liens, security interests and encumbrances other than Permitted Liens;
There are no defenses, offsets, counterclaims or agreements for which the Account Debtor may claim any deduction or discount;
It reasonably believes no Account Debtor is insolvent or subject to any Insolvency Proceedings;
It has not filed or had filed against it Insolvency Proceedings and does not anticipate any filing;
Bank has the right to endorse and/ or require Borrower to endorse all payments received on Financed Receivables and all proceeds of Collateral.
No representation, warranty or other statement of Borrower in any certificate or written statement given to Bank contains any untrue statement of a material fact or omits to state a material fact necessary to make the statement contained in the certificates or statement not misleading.
Additionally, Borrower represents and warrants as follows:
Borrower and each Subsidiary is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to cause a Material Adverse Change. The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower’s organizational documents, nor constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which or by which it is bound in which the default could reasonably be expected to cause a Material Adverse Change.
Borrower has good title to the Collateral, free of Liens except Permitted Liens. All inventory is in all material respects of good and marketable quality, free from material defects.
Borrower is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to cause a Material Adverse Change. None of Borrower’s or any Subsidiary’s properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted except where the failure to obtain or make such consents, declarations, notices or filings would not reasonably be expected to cause a Material Adverse Change.
All representations and warranties in the Agreement are true and correct in all material respects on this date, and the Borrower represents that there is no existing Event of Default.
Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly condensed financial statements	Monthly within 30 days until September 2008	Yes No

Monthly financial statements with	Quarterly within 45 days for quarters ending 3/31/08, 6/30/08 and 9/30/08, Monthly within 30 days beginning October 2008	Yes No
Compliance Certificate

Annual financial statement (CPA Audited)	FYE within 180 days	Yes No

A/R, A/P Agings	Monthly within 15 days	Yes No

10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No

CEO approved financial projections, revisions	Within 30 days of FYE, revisions within 15	Yes No
days of approval

Quick Ratio Calculation under the Revolving Line of Credit

A. Unrestricted Cash and Cash Equivalents at Bank	$

B. Net Trade Accounts Receivable	$

C. Current Liabilities	$

Quick Ratio (A+B divided by C)	______ : 1.00
The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

SOURCE PHOTONICS, INC., on behalf of all Borrowers		AGENT USE ONLY

By:		Received by:

	Name:	AUTHORIZED SIGNER

	Title:	Date:

Verified:

AUTHORIZED SIGNER
Date:

Compliance Status: Yes No

BORROWING RESOLUTIONS

Silicon Valley Bank
CORPORATE BORROWING CERTIFICATE

Borrower: SOURCE PHOTONICS, INC. Bank: Silicon Valley Bank	Date: April 4, 2008
     I hereby certify, in my capacity as CFO of the Borrower, as follows, as of the date set forth above:
1. I am the Secretary, Assistant Secretary or other officer of the Borrower. My title is as set forth below.
2. Borrower’s exact legal name is set forth above. Borrower is a corporation existing under the laws of the State of Delaware.
3. Attached hereto are true, correct and complete copies of Borrower’s Articles/Certificate of Incorporation (including amendments), as filed with the Secretary of State of the state in which Borrower is incorporated as set forth in paragraph 1 above. Such Articles/Certificate of Incorporation have not been amended, annulled, rescinded, revoked or supplemented, and remain in full force and effect as of the date hereof.
4. The following resolutions were duly and validly adopted by Borrower’s Board of Directors at a duly held meeting of such directors (or pursuant to a unanimous written consent or other authorized corporate action). Such resolutions are in full force and effect as of the date hereof and have not been in any way modified, repealed, rescinded, amended or revoked, and Bank may rely on them until Bank receives written notice of revocation from Borrower.
Resolved, that any one of the following officers or employees of Borrower, whose names, titles and signatures are below, may act on behalf of Borrower:

Authorized to
Add or Remove
Name	Title	Signature	Signatories

Mayank Singhvi	Corporate Controller	/s/ Mayank Singhvi	☑

Near Margalit	CEO	/s/ Near Margalit	☑

☐
☐

Resolved Further, that any one of the persons designated above with a checked box beside his or her name may, from time to time, add or remove any individuals to and from the above list of persons authorized to act on behalf of Borrower.
Resolved Further, that such individuals may, on behalf of Borrower:
Borrow Money. Borrow money from Silicon Valley Bank (“Bank”).
Execute Loan Documents. Execute any loan documents Bank requires.
Grant Security. Grant Bank a security interest in any of Borrower’s assets.
Negotiate Items. Negotiate or discount all drafts, trade acceptances, promissory notes, or other indebtedness in which Borrower has an interest and receive cash or otherwise use the proceeds.

Further Acts. Designate other individuals to request advances, pay fees and costs and execute other documents or agreements (including documents or agreement that waive Borrowers right to a jury trial) they believe to be necessary to effectuate such resolutions.
Resolved Further, that all acts authorized by the above resolutions and any prior acts relating thereto are ratified.
5. The persons listed above are Borrower’s officers or employees with their titles and signatures shown next to their names.

By:	/s/ Brett Chloupek
	Name:	Brett Chloupek
	Title:	CFO

***	If the Secretary, Assistant Secretary or other certifying officer executing above is designated by the resolutions set forth in paragraph 4 as one of the authorized signing officers, this Certificate must also be signed by a second authorized officer or director of Borrower.
     I, the CEO of Borrower, hereby certify as to paragraphs 1 through 5 above, as of the date set forth above.
     [print title]

By:	/s/ Near Margalit
	Name:	Near Margalit
	Title:	CEO

BORROWING RESOLUTIONS

Silicon Valley Bank
CORPORATE BORROWING CERTIFICATE

Borrower: LUMINENTOIC, INC.	Date: April 4, 2008
Bank: Silicon Valley Bank
     I hereby certify, in my capacity as CFO of the Borrower, as follows, as of the date set forth above:
1. I am the Secretary, Assistant Secretary or other officer of the Borrower. My title is as set forth below.
2. Borrower’s exact legal name is set forth above. Borrower is a corporation existing under the laws of the State of Delaware.
3. Attached hereto are true, correct and complete copies of Borrower’s Articles/Certificate of Incorporation (including amendments), as filed with the Secretary of State of the state in which Borrower is incorporated as set forth in paragraph 1 above. Such Articles/Certificate of Incorporation have not been amended, annulled, rescinded, revoked or supplemented, and remain in full force and effect as of the date hereof.
4. The following resolutions were duly and validly adopted by Borrower’s Board of Directors at a duly held meeting of such directors (or pursuant to a unanimous written consent or other authorized corporate action). Such resolutions are in full force and effect as of the date hereof and have not been in any way modified, repealed, rescinded, amended or revoked, and Bank may rely on them until Bank receives written notice of revocation from Borrower.
Resolved, that any one of the following officers or employees of Borrower, whose names, titles and signatures are below, may act on behalf of Borrower:

Authorized to
Add or Remove
Name	Title	Signature	Signatories

Mayank Singhvi	Corporate Controller	/s/ Mayank Singhvi	☑

Near Margalit	CEO	/s/ Near Margalit	☑

☐
☐

Resolved Further, that any one of the persons designated above with a checked box beside his or her name may, from time to time, add or remove any individuals to and from the above list of persons authorized to act on behalf of Borrower.
Resolved Further, that such individuals may, on behalf of Borrower:
Borrow Money. Borrow money from Silicon Valley Bank (“Bank”).
Execute Loan Documents. Execute any loan documents Bank requires.
Grant Security. Grant Bank a security interest in any of Borrower’s assets.
Negotiate Items. Negotiate or discount all drafts, trade acceptances, promissory notes, or other indebtedness in which Borrower has an interest and receive cash or otherwise use the proceeds.

Further Acts. Designate other individuals to request advances, pay fees and costs and execute other documents or agreements (including documents or agreement that waive Borrowers right to a jury trial) they believe to be necessary to effectuate such resolutions.
Resolved Further, that all acts authorized by the above resolutions and any prior acts relating thereto are ratified.
5. The persons listed above are Borrower’s officers or employees with their titles and signatures shown next to their names.

By:	/s/ Brett Chloupek
	Name:	Brett Chloupek
	Title:	CFO

***	If the Secretary, Assistant Secretary or other certifying officer executing above is designated by the resolutions set forth in paragraph 4 as one of the authorized signing officers, this Certificate must also be signed by a second authorized officer or director of Borrower.
     I, the CEO of Borrower, hereby certify as to paragraphs 1 through 5 above, as of the date set forth above.
     [print title]

By:	/s/ Near Margalit
	Name:	Near Margalit
	Title:	CEO

BORROWING RESOLUTIONS

Silicon Valley Bank
CORPORATE BORROWING CERTIFICATE

Borrower: FIBERXON, INC. Bank: Silicon Valley Bank	Date: April , 2008
     I hereby certify, in my capacity as CFO of the Borrower, as follows, as of the date set forth above:
1. I am the Secretary, Assistant Secretary or other officer of the Borrower. My title is as set forth below.
2. Borrower’s exact legal name is set forth above. Borrower is a corporation existing under the laws of the State of Delaware.
3. Attached hereto are true, correct and complete copies of Borrower’s Articles/Certificate of Incorporation (including amendments), as filed with the Secretary of State of the state in which Borrower is incorporated as set forth in paragraph 1 above. Such Articles/Certificate of Incorporation have not been amended, annulled, rescinded, revoked or supplemented, and remain in full force and effect as of the date hereof.
4. The following resolutions were duly and validly adopted by Borrower’s Board of Directors at a duly held meeting of such directors (or pursuant to a unanimous written consent or other authorized corporate action). Such resolutions are in full force and effect as of the date hereof and have not been in any way modified, repealed, rescinded, amended or revoked, and Bank may rely on them until Bank receives written notice of revocation from Borrower.
Resolved, that any one of the following officers or employees of Borrower, whose names, titles and signatures are below, may act on behalf of Borrower:

Authorized to
Add or Remove
Name	Title	Signature	Signatories

Mayank Singhvi	Corporate Controller	/s/ Mayank Singhvi	☑

Near Margalit	CEO	/s/ Near Margalit	☑

☐
☐

Resolved Further, that any one of the persons designated above with a checked box beside his or her name may, from time to time, add or remove any individuals to and from the above list of persons authorized to act on behalf of Borrower.
Resolved Further, that such individuals may, on behalf of Borrower:
Borrow Money. Borrow money from Silicon Valley Bank (“Bank”).
Execute Loan Documents. Execute any loan documents Bank requires.
Grant Security. Grant Bank a security interest in any of Borrower’s assets.
Negotiate Items. Negotiate or discount all drafts, trade acceptances, promissory notes, or other indebtedness in which Borrower has an interest and receive cash or otherwise use the proceeds.

Further Acts. Designate other individuals to request advances, pay fees and costs and execute other documents or agreements (including documents or agreement that waive Borrowers right to a jury trial) they believe to be necessary to effectuate such resolutions.
Resolved Further, that all acts authorized by the above resolutions and any prior acts relating thereto are ratified.
5. The persons listed above are Borrower’s officers or employees with their titles and signatures shown next to their names.

By:	/s/ Brett Chloupek
	Name:	Brett Chloupek
	Title:	CFO

***	If the Secretary, Assistant Secretary or other certifying officer executing above is designated by the resolutions set forth in paragraph 4 as one of the authorized signing officers, this Certificate must also be signed by a second authorized officer or director of Borrower.
     I, the CEO of Borrower, hereby certify as to paragraphs 1 through 5 above, as of the date set forth above.
     [print title]

By:	/s/ Near Margalit
	Name:	Near Margalit
	Title:	CEO